Exhibit 5.1

                           WINTHROP & WEINSTINE, P.A.
                            3000 Dain Bosworth Plaza
                              60 South Sixth Street
                          Minneapolis, Minnesota 55402
                                 (612) 347-0700

                                  July 12, 1996

Woodroast Systems, Inc.
10250 Valley View Road, Suite 145
Eden Prairie, Minnesota 55344

Re:Registration Statement on Form S-3


Gentlemen:

We have acted as legal counsel for Woodroast Systems, Inc. (the "Company") in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission, and the Prospectus to be used in conjunction with the Registration Statement (the "Prospectus"), relating to the registration under the Securities Act of 1933, as amended, of 1,182,400 shares (the "Shares") of common stock, par value $.005 per share (the "Common Stock"), to be issued upon exercise of the Company's outstanding Redeemable Class A Warrants (the "Warrants").

In connection therewith, we have examined (a) the Articles of Incorporation and Bylaws of the Company, both as amended to date; (b) the corporate proceedings of the Company relative to its organization and to the authorization and issuance of the Warrants and Shares; and (c) the Registration Statement and the Prospectus. In addition to such examination, we have reviewed such other proceedings, documents and records and have ascertained or verified such additional facts as we deem necessary or appropriate for purposes of this opinion.

Based upon the foregoing, we are of the opinion that:

1. The Company has been legally incorporated and is validly existing under the laws of the State of Minnesota.

2. All necessary corporate action has been taken by the Company to authorize the issuance of the Shares.

3. The Shares issuable upon exercise of the Warrants are validly authorized by the Company's Articles of Incorporation, as amended, and when issued and paid for upon exercise of the Warrants pursuant to the terms thereof and as contemplated in the Registration Statement and Prospectus, will be validly issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

Very truly yours,

WINTHROP & WEINSTINE, P.A.

By - /s/ Eric O. Madson
       Eric O. Madson